Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
Director of Communications
312-564-1378
ayuhn@theprivatebank.com

For Immediate Release

PrivateBancorp Declares Quarterly Cash Dividend

CHICAGO, July 27, 2009 -- PrivateBancorp, Inc. (NASDAQ: PVTB) announced today its board of directors declared a quarterly cash dividend of $0.01 per share for the third quarter 2009 payable on September 30, 2009, to stockholders of record on September 16, 2009. This dividend is unchanged from the prior quarterly dividend of $0.01 per share.